UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       Date of Report (Date of earliest event reported) June 22, 2005


                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)


Delaware                                 000-20985                 06-1226727
--------                                 ---------                 ----------
(State or Other Jurisdiction)     (Commission File Number)     (I.R.S. Employer
of Incorporation)                                               Identification)


                5000 Hopyard Rd., Suite 480, Pleasanton CA 94588
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 730-7200
                                                           --------------


                                       N/A
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2005, Calypte Biomedical Corporation ("the Company") received a letter from the American Stock Exchange (the "Amex") notifying the Company that it does not satisfy certain of the Amex's continued listing standards as set forth in Part 10 the Amex Company Guide (the "Company Guide") and that the Company has, therefore, become subject to the procedures and requirements of
Section 1009 of the Company Guide.

Specifically, the Company is not in compliance with Section 1003(a)(i) of the Company Guide with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain its Amex listing, the Company must submit a plan by July 22, 2005 advising the Amex of action it has taken, or will take, that would bring it into compliance with the continued listing standards of Section 1003(a)(i-iii) within a maximum of 18 months of receipt of the notification letter. If the Amex accepts the plan, the Company may be able to continue its listing during the plan period of up to 18 months, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. If the Company is not in compliance with the continued listing standards at the conclusion of the 18-month plan period, or does not make progress consistent with the plan during the plan period, the Amex staff will initiate delisting proceedings as appropriate. If the Company submits a plan that is not accepted by the Amex, the Company may be subject to delisting proceedings.

The Company is currently analyzing specific actions which it may take in response to the Amex's notification letter and intends to submit a plan to the Amex.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1   Press release dated June 24, 2005


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Pleasanton, California
          June 24, 2005

                                 Calypte Biomedical Corporation

                                 By: /s/  Richard D. Brounstein
                                     -------------------------------------------
                                     Richard D. Brounstein
                                     Executive Vice President and
                                     Chief Financial Officer